Exhibit 99(h)(4)(C)

AMENDED AND RESTATED EXHIBIT A

          THIS EXHIBIT A, amended and restated as of March 7, 2008 for the addition of Access Capital Community Investment Fund, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of October 5, 2007 between PFPC Inc. and Tamarack Funds Trust.

PORTFOLIOS

Tamarack Enterprise Fund
Tamarack Small Cap Core Fund
Tamarack Institutional Prime Money Market Fund
Tamarack Institutional Tax-Free Money Market Fund
Tamarack Large Cap Growth Fund
Tamarack Mid Cap Growth Fund
Tamarack Microcap Value Fund
Tamarack Prime Money Market Fund
RBC Tamarack Prime Money Market Fund
Tamarack Quality Fixed Income Fund
Tamarack SMID Cap Growth Fund
Tamarack Tax-Free Income Fund
Tamarack Tax-Free Money Market Fund
RBC Tamarack Tax-Free Money Market Fund
Tamarack U.S. Government Money Market Fund
RBC Tamarack U.S. Government Money Market Fund
Tamarack Value Fund
Tamarack Treasury Plus Money Market Fund
Access Capital Community Investment Fund

TAMARACK FUNDS TRUST

By:

Name:

Title:

PFPC INC.

By:

Name:

Title: